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Exhibit 24

POWER OF ATTORNEY

        Each person whose signature appears below does hereby make, constitute and appoint each of Samuel H. Iapalucci or Ralph R. Peterson as such person's true and lawful attorney-in-fact and agent, with full power of substitution, resubstitution and revocation to execute, deliver and file with the Securities and Exchange Commission, for and on such person's behalf, and in any and all capacities:

1.
A Registration Statement on Form S-8, S-3 or S-1 as appropriate, pursuant to the Securities Act of 1933, to register shares of common stock of CH2M Hill Companies, Ltd. (the "Company") (i) offered by the Company for purchase through its internal market, (ii) granted to employees, consultants and directors pursuant to the Company's employee benefit plans, or (iii) on behalf its shareholders, any and all amendments (including post-effective amendments) thereto and any abbreviated registration statements in connection with such Registration Statement, including but not limited to any Registration Statement filed to register additional shares of common stock that may be offered pursuant to any employee benefit plan, with all exhibits thereto and other documents in connection therewith; and

2.
An Annual Report on Form 10-K pursuant to the Securities Exchange Act of 1934, any and all amendments (including post-effective amendments) thereto with all exhibits thereto and other documents in connection therewith granting unto said attorneys-in fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or such person's substitute or substitutes may lawfully do or cause to be done by virtue hereof.

/s/ RALPH R. PETERSON Ralph R. Peterson	February 13, 2004	/s/ STEVEN D. GUTTENPLAN Steven D. Guttenplan	February 13, 2004
/s/ SAMUEL H. IAPALUCCI Samuel H. Iapalucci	February 13, 2004	/s/ MICHAEL D. KENNEDY Michael D. Kennedy	February 13, 2004
/s/ CAROLYN CHIN Carolyn Chin	February 13, 2004	/s/ DAVID B. PRICE David B. Price	February 13, 2004
/s/ KENNETH F. DURANT Kenneth F. Durant	February 13, 2004	/s/ M. CATHERINE SANTEE M. Catherine Santee	February 13, 2004
/s/ DONALD S. EVANS Donald S. Evans	February 13, 2004	/s/ THOMAS G. SEARLE Thomas G. Searle	February 13, 2004
/s/ JAMES J. FERRIS James J. Ferris	February 13, 2004	/s/ NANCY R. TUOR Nancy R. Tuor	February 13, 2004
/s/ JERRY D. GEIST Jerry D. Geist	February 13, 2004	/s/ BARRY L. WILLIAMS Barry L. Williams	February 13, 2004

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POWER OF ATTORNEY